Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of American Soil Technologies, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Carl P. Ranno, Chief Executive Officer and President of the Company, and Ken Lew, Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Carl P. Ranno                                 /s/ Ken Lew,
-------------------------------------             ------------------------------
Carl P. Ranno,                                    Ken Lew,
Chief Executive Officer and President             Chief Financial Officer
May 20, 2005                                      May 20, 2005